SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


             Date of Report
             (Date of earliest
             event reported):      May 31, 2001


                           SCHULTZ SAV-O STORES, INC.
             (Exact name of registrant as specified in its charter)


Wisconsin                            0-549                      39-0600405
---------                            -----                      ----------
(State or other                  (Commission File              (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


                  2215 Union Avenue, Sheboygan, Wisconsin 53081
                  ---------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (920) 457-4433
                                 --------------
                         (Registrant's telephone number)

Item 9.   Regulation FD Disclosure.
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          On May 31, 2001, the Registrant issued the following press release, which it is hereby furnishing in this Form 8-K.

                      Contact:    Armand C. Go
                                  Vice President and
                                  Chief Financial Officer
                                  920-208-4200

Thursday May 31, 8:39 am Eastern Time

Press Release

Schultz Sav-O Approves Creation of Fresh Brands, Inc.
Holding Company

G. William "Bill" Dietrich Elected to Board, New Officers Appointed

SHEBOYGAN, Wis.--(BUSINESS WIRE)--May 31, 2001--Shareholders of Schultz Sav-O Stores, Inc. (Nasdaq:SAVO - news) have approved the agreement and plan of share exchange to create a holding company, Fresh Brands, Inc., and elected G. William "Bill" Dietrich, president and chief executive officer of Onyx North America Corp. and Superior Services, Inc., to the company's Board of Directors. The actions came at the company's 2001 Annual Meeting of Shareholders held on May 30th in Sheboygan, Wis.

Fresh Brands also announced that it expects its common stock to begin trading on the Nasdaq National Market System under the symbol "FRSH" on June 4. Pursuant to the share exchange, each current Schultz Sav-O Stores, Inc. shareholder will automatically, and without any action on his or her part, receive one share of Fresh Brands, Inc. for every share of Schultz Sav-O Stores, Inc. that he or she owns.

"The restructuring of Schultz Sav-O under the Fresh Brands name is a significant step in the company's strategy to grow by adding additional brands," said Elwood
F. Winn, president and chief executive officer of Fresh Brands. "The holding company structure will enable us to maintain successful company cultures and strong customer loyalty for each brand, in separate subsidiaries. This includes Schultz Sav-O Stores, Inc. which operates our existing Piggly Wiggly(R) brand and the Dick's Supermarkets acquisition which we expect to close in the next few weeks. Maintaining individual brand identities will also enable us to maximize our investment in new brands and enhance brand identification in each market, as well as provide the strategic platform for our future growth."

G. William "Bill" Dietrich was elected to a three-year term on the Board. He joined the privately-held Superior Services in 1994, became president and chief executive officer in 1995, and took the company public in 1996. Since that time, Superior Services has completed approximately 120 acquisitions, increased its annual revenues by about 500% to approximately $550 million and grew from a company with customers in two states to one with over one million customers in approximately 15 states.

Superior Services was purchased by Onyx North America, a subsidiary of Vivendi S.A., a French multi-national corporation, in 1999. Dietrich was then named president and chief executive officer of Onyx North America, an integrated environmental services company with revenues exceeding $1 billion. Dietrich is responsible for Vivendi's North American waste services business which includes solid, industrial, and hazardous waste services, as well as eight facilities that convert waste into a usable source of energy.

Dietrich is a United States Air Force veteran and holds a bachelor's degree in business administration-finance from the University of Houston. Other positions he has held include marketing analyst for FMC Corp., vice president of Jo-Way Tool Co., vice president of Gulf States Engineering, and divisional vice president of BFI Canada LTD.

"We are pleased to welcome Bill Dietrich to our board. His extensive experience with acquisitions and business development will be an asset to Fresh Brands as we move forward with our growth strategy," said Winn.

In related news, the company also announced the appointment of three new officers of Schultz Sav-O Stores, Inc.: Mary E. McLaughlin, vice president, procurement and category management; Wayne A. Wiertzema, vice president - store engineering and real estate; and Scott P. Zeier, vice president - produce merchandising and operations.

Mary McLaughlin has 26 years of experience in the food industry, including 17 years at the Kohl's division of A&P in Milwaukee. She joined Schultz Sav-O in 1992 as a buyer and later held the positions of E3 project manager, category management coordinator, director of procurement and director of procurement/category management.

Wayne Wiertzema came to Schultz Sav-O Stores in 1995 with a background in the construction, project management and real estate industries. As a store engineer, he was directly involved in the construction and project management of new stores, additions and remodelings. In 1998, he was promoted to manager of store engineering and was later named director of store engineering and real estate.
Scott Zeier started his career in Sheboygan area Piggly Wiggly stores in 1976. He developed Schultz's Inbound Freight Backhaul Program in 1983, was appointed produce specialist in 1987 and senior produce specialist in 1990. He later served as director of produce and floral merchandising, and most recently as director of produce operations.

Schultz Sav-O Stores, Inc. is a supermarket retailer and grocery wholesaler through corporate-owned retail, franchised and independent supermarkets. The franchised and corporate-owned retail supermarkets currently operate under the Piggly Wiggly(R) brand. As of May 31, 2001, the company has 70 franchised supermarkets and 19 corporate-owned stores in eastern Wisconsin and northern Illinois and two distribution centers.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company "believes," "anticipates," "expects" or words of similar import. Similarly, statements that describe the Company's future plans, objectives, strategies or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties including, but not limited, to the following: (1) presence of intense competitive market activity in the Company's market areas; (2) ability to identify and develop new market locations for expansion purposes; (3) continuing ability to obtain reasonable vendor marketing funds for promotional purposes; (4) ongoing advancing information technology requirements; (5) ongoing absence of food price inflation; (6) the Company's ability to continue to recruit, train and retain quality franchise and corporate retail store operators; (7) the potential recognition of repositioning charges resulting from potential closures, conversions and consolidations of retail stores due principally to the competitive nature of the industry and to the quality of the Company's retail store operators; and (8) the Company's ability to integrate and assimilate the acquisition of Brodbeck Enterprises, Inc., and to achieve, on a timely basis, the company's anticipated benefits and synergies thereof. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SCHULTZ SAV-O STORES, INC.


Date: May 31, 2001                  By: /s/ Armand C. Go
                                        Armand C. Go
                                        Vice President, Chief Financial Officer,
                                        Treasurer and Secretary